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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of (i) our report dated March 21, 2012 (except for Note 9, as to which the date is April 12, 2012) with respect to the consolidated financial statements of Ares Commercial Real Estate Corporation; and (ii) our report dated April 12, 2012 with respect to the statement of revenues and certain expenses of 230 Congress Street, both included in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-176841) and the related Prospectus of Ares Commercial Real Estate Corporation dated April 12, 2012.

/s/ Ernst & Young LLP

Los Angeles, California
April 12, 2012

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM